ARMOUR RESIDENTIAL REIT, INC. NAMES SERGEY LOSYEV AND DESMOND MACAULEY
AS CO-CHIEF INVESTMENT OFFICERS

VERO BEACH, Florida, March 18, 2024 - ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the promotions of Sergey Losyev and Desmond Macauley to Co-Chief Investment Officers (CIO), effective March 18, 2024. Mr. Macauley will also serve as ARMOUR’s Head of Risk Management. Mr. Losyev and Mr. Macauley succeed Mark Gruber, who stepped down.

Mr. Losyev joined ARMOUR in 2016 and has served as Deputy Chief Investment Officer since January 2020. Prior to ARMOUR, he served as an Agency MBS Portfolio Analyst at Deutsche Asset Management, co-managing more than $25 billion of Agency MBS assets from 2009 to 2016. Earlier in his career, Mr. Losyev was a financial programmer at Zebra Capital Management LLC. He has an MBA from the Johnson School of Management at Cornell University and a B.S. in computer science from the University of Connecticut and is a CFA charterholder.

Mr. Macauley has served as the Director of Investment Strategies at ARMOUR since May 2013. He has 25 years of experience in the mortgage-backed securities market and has been cited among the top analysts in Structured MBS Securities by the U.S. Institutional Investor survey. Prior to ARMOUR, Mr. Macauley was a Managing Director in the MBS Strategy group of RBS Greenwich Capital and a Vice President in the MBS Research group at Merrill Lynch. He has an MBA from the Wharton School of the University of Pennsylvania, an M.S. in electrical engineering from the Georgia Institute of Technology and a B.S. magna cum laude in electrical engineering from the New Jersey Institute of Technology. He is a CFA charterholder.

Separately, ARMOUR Capital Management LP, ARMOUR’s external manager, announced the promotions of Shane Rand to Senior Portfolio Manager and Head of Trading, and Michael Schweizer to Portfolio Manager.

About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
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ARMOUR Names Sergey Losyev and Desmond Macauley as Co-Chief Investment Officers

March 18, 2024
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Contact:

Investors:
investor@armourreit.com
Gordon Harper
ARMOUR Residential REIT, Inc.
(772) 617-4340

Media:
Meaghan Repko / Mahmoud Siddig / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
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